                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Emerging Markets Value Fund Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



By: /s/ David G. Booth
    --------------------------------------------
    David G. Booth
    Principal Executive Officer
    Dimensional Emerging Markets Value Fund Inc.


Date: 8/5/03
     -------------------------------------------


By: /s/ Michael T Scardina
    --------------------------------------------
    Michael T. Scardina
    Principal Accounting Officer
    Dimensional Emerging Markets Value Fund Inc.


Date: 8/7/03
     -------------------------------------------